EXHIBIT 99.1

Texas Industries, Inc. Announces Closure of Wet Process Kilns and Discontinuation of Hazardous Waste Program at Midlothian Cement Plant as Part of Continuing Efficiency Improvement and Optimization Plan

DALLAS, July 6, 2010 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today announced that its TXI Operations, LP subsidiary (TXI) will close the wet process kilns at its Midlothian, Texas Cement facility. The opportunity to enhance the operational efficiency of TXI's modern kiln at the same plant site is the primary factor in the decision. This action will not result in any further reduction of current employment levels at the facility.

These units have played a significant role in supporting growth in north Texas over the past 50 years, providing cement for such major projects as the D/FW International Airport, expansion of the Interstate Highway system through the region, Texas Stadium as well as the new Cowboys Stadium, Dallas' Myerson Symphony Center, the Fort Worth Convention Center, the Dallas VA Medical Center, UT Southwestern MRI Resonance Center, along with a multitude of homes and schools throughout the region. While growth has slowed in recent years, the region will ultimately return to a more vibrant economy, and the opportunity to address construction and infrastructure needs at the Midlothian facility will be best met with the most efficient production capability feasible.

With innovative air pollution control technology that makes it already one of the most environmentally efficient cement plants in the United States, TXI plans to further optimize and enhance its modern kiln at its Midlothian facility, which will help guide the company into the future.

This action is expected to allow TXI to enhance production of cement, the material that is so critical to the growth and prosperity of this region as well as the entire State. Further optimization of the modern kiln system should not only expand production capability and allow innovative use of renewable fuels such as switchgrass, other bio-fuels and sustainable materials, but the overall project should result in reduced emissions. "We are optimistic about the Texas economy and its future growth," shared Mel Brekhus, President and Chief Executive Officer of Texas Industries. "Further, this is an important additional step in our ongoing program to enhance the operational efficiency at all of our cement facilities around the country by building new and more environmentally sustainable plants as well as upgrading other parts of our operations with state-of-the art equipment." Brekhus added, "Achieving these improvements at our Midlothian facility is a key component of our strategy to have among the most modern and efficient production capacity in the U.S."

At the same time, TXI has elected to discontinue the hazardous waste derived fuels portion of its Resource Recovery program and relinquish the permit to the Texas Commission on Environmental Quality (TCEQ). Although this program has allowed TXI to replace a significant amount of non-renewable fossil fuels over the years while also providing beneficial energy recovery in the most environmentally efficient manner, the dynamics of this market have significantly changed and are no longer applicable to TXI's future operational strategy.

The closure of the wet kilns, along with the discontinuation of the hazardous waste derived fuel program and associated permit are effective immediately. In addition, TXI will work to make production and process improvements on the modern kiln in the coming years.

Texas Industries, Inc., a Dallas-based company, is a leading supplier of building materials, including cement, aggregate, and concrete. With operations in six states, TXI is the largest producer of cement in Texas and a major producer in California.  TXI is a major supplier of stone, sand, gravel and expanded shale and clay products, and one of the largest producers of bagged cement and concrete products in the Southwest. TXI shares are traded on the New York Stock Exchange under the symbol "TXI."

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements may include the words "may", "will", "estimate", "intend", "continue", "believe", "expect", "plan" or "anticipate" and other similar words. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rates, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligation to publicly update such statements.

CONTACT:  Texas Industries, Inc.
          David Perkins, Corporate Director, Communications and
           Government Affairs
          972.647.3911